     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1997
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          -------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          -------------------------

                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        TEXAS                                                        74-1787539
(STATE OR OTHER JURISDICTION                                    (I.R.S. EMPLOYER
  OF INCORPORATION)                                          IDENTIFICATION NO.)

                          -------------------------

                         200 CONCORD PLAZA, SUITE 600
                           SAN ANTONIO, TEXAS 78216
                                 (210) 822-2828
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          -------------------------

                                 L. LOWRY MAYS
                       CLEAR CHANNEL COMMUNICATIONS, INC.
                          200 CONCORD PLAZA, SUITE 600
                           SAN ANTONIO, TEXAS  78216
                                 (210) 822-2828
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                          -------------------------

                                   COPIES TO:

          STEPHEN C. MOUNT, ESQ.                              JOHN WHITE
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.                CRAVATH, SWAIN & MOORE
1500 NATIONSBANK PLAZA, 300 CONVENT STREET        WORLDWIDE PLAZA, 825 EIGHTH AVENUE
         SAN ANTONIO, TEXAS 78205                       NEW YORK, NEW YORK, 10019
              (210) 270-0800                                (212) 474-1000
                                                         (212) 474-3700 (FAX)

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-77979

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                           Proposed           Proposed
                                                            Maximum            Maximum
                                                           Offering           Aggregate          Amount of
      Title of each Class of           Amount to be        Price per          Offering         Registration
    Securities to be Registered         Registered           Share            Price(1)            Fee(1)
------------------------------------------------------------------------------------------------------------
 Common Stock. . . . . . . . . .       2,300,000            $66.50          $152,950,000         $42,250
============================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the high and low sales prices of the Class A Common Stock quoted on the New York Stock Exchange, Inc. on May 17, 1999.

================================================================================

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The information in the Registration Statement on Form S-3 filed by Clear Channel Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-77979) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 10. Exhibits.

       All exhibits filed with or incorporated by reference in Registration Statement No. 333-77979 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following which are filed herewith:

 5.1          -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.,
                 special counsel for Clear Channel, regarding the common stock.
23.1          -- Consent of Ernst & Young LLP.
23.2          -- Consent of KPMG.
23.3          -- Consent of KPMG LLP.
23.4          -- Consent of Arthur Andersen LLP.
23.5          -- Consent of PricewaterhouseCoopers LLP.
23.6          -- Consent of Price Waterhouse.
23.7          -- Consent of PricewaterhouseCoopers LLP.
23.8          -- Consent of PricewaterhouseCoopers LLP.
23.9          -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on May 20, 1999.


                                          CLEAR CHANNEL COMMUNICATIONS, INC.

                                   BY  /s/ L. LOWRY MAYS
                                     -------------------------------------------
                                                    L. LOWRY MAYS
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                    Name                                    Title                           Date
                    ----                                    -----                           ----
 /s/ L. LOWRY MAYS                            Chairman, Chief Executive Officer           May 20, 1999
 -----------------------------------------               and Director
 L. LOWRY MAYS

 /s/ MARK P. MAYS*                            President, Chief Operating Officer          May 20, 1999
 ---------------------------------------                 and Director
 MARK P. MAYS

 /s/ RANDALL T. MAYS                            Executive Vice President/ Chief           May 20, 1999
 -----------------------------------------       Financial Officer and Director
 RANDALL T. MAYS                                 (Principal Financial Officer)

 /s/ HERBERT W. HILL, JR.                        Senior Vice President/Chief              May 20, 1999
 -----------------------------------------       Accounting Officer (Principal
 HERBERT W. HILL, JR.                               Accounting Officer)

 /s/ ALAN D. FELD*                                        Director                        May 20, 1999
 -----------------------------------------
 ALAN D. FELD

 /s/ B.J. McCOMBS*                                        Director                        May 20, 1999
 -----------------------------------------
 B.J. McCOMBS

 /s/ THEODORE H. STRAUSS*                                 Director                        May 20, 1999
 -----------------------------------------
 THEODORE H. STRAUSS

 /s/ JOHN H. WILLIAMS*                                    Director                        May 20, 1999
 -----------------------------------------
 JOHN H. WILLIAMS

 /s/ KARL ELLER*                                          Director                        May 20, 1999
 -----------------------------------------
 KARL ELLER


 *By: L. Lowry Mays,
      Attorney-in-fact
      Pursuant to a Power of Attorney previously filed.



                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

 5.1          -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.,
                 special counsel for Clear Channel, regarding the common stock.
23.1          -- Consent of Ernst & Young LLP.
23.2          -- Consent of KPMG.
23.3          -- Consent of KPMG LLP.
23.4          -- Consent of Arthur Andersen LLP.
23.5          -- Consent of PricewaterhouseCoopers LLP.
23.6          -- Consent of Price Waterhouse.
23.7          -- Consent of PricewaterhouseCoopers LLP.
23.8          -- Consent of PricewaterhouseCoopers LLP.
23.9          -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1)
